UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 14, 2015

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace, Alachua, Florida		32615
(Address of Principal Executive Offices)		(zip code)

386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, the Board of Directors of CTD Holdings, Inc. (“CTD” or the “Company”) appointed N. Scott Fine to serve as the Company’s Chief Executive Officer.

Mr. Fine, age 58, has been a Director of CTD since February 2014 and currently serves as its Chairman of the Board, a position he will continue to hold following his appointment as Chief Executive Officer. From 2004 until 2014, Mr. Fine was a principal at Scarsdale Equities, an investment banking firm located in New York City. Mr. Fine currently sits on the Board of Directors of Kenon Holdings Ltd, a spin-off from Israel Corporation Ltd, and Forward Industries, where he serves as Lead Director. Mr. Fine is also Chairman of the Global Virus Network, a Board member of Operation Respect, and a Member of the Board of Trustees of the Imperial War Museum American Air Museum at Duxford, UK. Mr. Fine was a director of Central European Distribution Corporation, a multi-billion dollar alcohol beverage company, from 1996 until 2014, during which time he led the CEDC Board's successful efforts in 2013 to restructure the company through a pre-packaged Chapter 11 process whereby CEDC was acquired by the Russian Standard alcohol group.

The Company’s Board of Directors has approved the payment of an annual base salary of $400,000 to Mr. Fine for his service as Chief Executive Officer. The Company and Mr. Fine are not currently a party to a written employment agreement but are expected to enter into such an agreement in the near term.

In connection with Mr. Fine’s appointment as Chief Executive Officer, Dr. Jeffrey L. Tate, the Company’s previous Chief Executive Officer, was named Chief Operating Officer and Chief Scientific Officer.

A copy of the press release issued by the Company announcing these changes is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of CTD Holdings, Inc. dated September 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: September 17, 2015

By:	/s/ Jeffrey L. Tate
Jeffrey L. Tate Chief Operating Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release of CTD Holdings, Inc. dated September 16, 2015

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